                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMERICAN DENTAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      AMERICAN DENTAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                       AMERICAN DENTAL TECHNOLOGIES, INC.




                                 ---------------

                                 PROXY STATEMENT

                                 ---------------





                               GENERAL INFORMATION


         This Proxy Statement is being sent to stockholders on or about April 30, 1999, and is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of American Dental Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Skyline Club, Mackinac Room, 2000 Town Center, Southfield, Michigan 48075, at 10:00 a.m., local time, on Friday, June 4, 1999, and at any and all adjournments thereof, for the purposes set forth in the accompanying notice.

         A proxy may be revoked at any time before it is exercised by delivering written notice to the Secretary of the Company, executing and delivering a later dated proxy or voting in person at the Annual Meeting. Unless revoked, the shares represented by the proxy will be voted in accordance with the specifications made. IF NO SPECIFICATIONS ARE MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS PROPOSED IN THIS PROXY STATEMENT. The Board does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of such proxy holders to vote the proxies in accordance with their best judgment.

         The cost of solicitation of proxies by the Board will be borne by the Company. Such solicitation will be made by mail and may also be made by directors, officers and employees of the Company personally or by telephone, facsimile or other electronic means, without additional compensation. In addition, Corporate Investor Communications, Inc., a proxy soliciting firm, has been retained by the Company to assist in the solicitation at a cost of approximately $5,000, plus out-of-pocket expenses. Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of common stock of the Company ("Common Stock"), and the Company will reimburse such parties for their reasonable expenses incurred in connection therewith.

         Only holders of record of Common Stock at the close of business on April 15, 1999 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 7,431,672 shares of Common Stock outstanding. Each share of Common Stock entitles the owner to one vote. The presence at the meeting in person or by proxy of a majority of the shares of the Company's Common Stock outstanding on the Record Date will constitute a quorum to transact business at the Annual Meeting. The election of directors requires a plurality of the votes cast.

                      PRINCIPAL STOCKHOLDERS OF THE COMPANY
                      AND SECURITY OWNERSHIP OF MANAGEMENT


         The following table sets forth certain information regarding the ownership of the Common Stock as of March 15, 1999, except as otherwise indicated, by each current director, each director nominee, each of the executive officers named in the Summary Compensation Table under "Executive Compensation," all current directors and executive officers as a group, and each person who is known by the Company to own beneficially 5% or more of the Company's outstanding shares of Common Stock (each, a "5% Owner").

                                                                   Number of           Percent of
         Name (1)                                                 Shares (2)            Class(3)

         Ben J. Gallant                                           1,419,728               16.0
         William D. Myers                                         1,178,722 (4)           13.3
         William D. Maroney                                         688,374 (5)            7.8
         Charles A. Nichols                                         798,911                9.0
         Michael F. Radner                                          676,382                7.6
         Denics Co., Ltd.                                           559,607                6.3
         Wayne A. Johnson II                                        386,684 (6)            4.4
         John E. Vickers III                                        194,116                2.2
         Terry D. Myers                                             145,878 (7)            1.7
         Diane M. Miller                                             67,500                 *
         William S. Parker                                           31,550                 *
         Bertrand R. Williams, Sr.                                    9,627                 *
         All current executive officers and
           directors as a group (11 persons )                     4,921,246               55.6

       *Less than one percent.

(1) The business addresses of the 5% Owners are as follows: William D. Myers, 29877 Telegraph Road, Southfield, Michigan 48034; Ben J. Gallant and Charles A. Nichols, 5555 Bear Lane, Corpus Christi, Texas 78405; William
       D. Maroney and Michael F. Radner, 18860 West Ten Mile Road, Southfield, Michigan 48075; and Denics Co., Ltd., Yotsuya Y's Bldg., 7-6 Honshio-cho, Shinjuku-ku Tokyo 160 Japan.

(2) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the SEC, including shares of Common Stock that may be acquired upon the exercise of stock options or common stock purchase warrants that are presently exercisable or become exercisable within 60 days, as follows:
       Ben J. Gallant - 477,864 shares; William D. Myers and spouse - 96,295 shares; William D. Maroney and spouse - 277,856 shares; Charles A. Nichols - 301,199 shares; Michael F. Radner - 143,781 shares; Denics Co. Ltd. - 126,843 shares; Wayne A. Johnson, II - 132,155 shares; John E. Vickers - 63,966 shares; Terry D. Myers - 59,999 shares; Diane M. Miller
       - 67,500 shares; William S. Parker - 31,250 shares; Bertrand R. Williams, Sr. - 1,794 shares; and all executive officers and directors as a group - 1,509,878 shares. Each of the persons named in the table has sole voting and investment power with respect to all shares beneficially owned by them, except as described in the following footnotes.

(3) For purposes of calculating the percentage of Common Stock beneficially owned by any person in the table, the shares issuable to such person under stock options or common stock purchase warrants exercisable currently or within 60 days are considered outstanding and are added to the shares of Common Stock actually outstanding.

(4) Includes 550,072 shares of Common Stock and 55,555 common stock purchase warrants owned jointly with and/or individually by Dr. Myers' wife, Irene Myers.

(5) Includes 316,359 shares of Common Stock and 277,778 common stock purchase warrants owned by Mr. Maroney's wife, Aimee Maroney.

(6) Includes 37,975 shares of Common Stock owned by three family trusts for which he is the trustee.

(7)    Includes 82,033 shares of Common Stock owned by his wife, Donna Myers.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation divides the directors into three classes, the terms of which expire as set forth below. At each annual meeting, the stockholders of the Company will elect directors to three-year terms to replace those directors whose terms expire at that annual meeting. The term of office of the directors elected at this year's Annual Meeting will continue until the 2002 annual stockholders' meeting.

         The Board recommends a vote FOR the nominees for election. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE FOR THE ELECTION OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated, the persons named in such proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. If any nominees are substituted by the Board, the persons named in the accompanying form of proxy intend to vote for such nominees. Management is not aware of the existence of any circumstance which would render the nominees named hereunder unavailable for election. All of the nominees are currently directors of the Company.

         The Board presently consists of seven directors, two of whom are standing for election at the Annual Meeting. Information with respect to the nominees for election and for the other directors continuing in office is set forth below.

                  NOMINEES FOR DIRECTORS - WITH TERMS EXPIRING IN 1999

                    Name, Principal, Occupation, Business Experience                                 Year First
               During the Last Five Years and Other Current Directorships                   Age    Became Director

William  D. Myers, M.D......................................................................57          1990
Dr.  Myers is one of the  founders  of the Company and a  co-inventor  of the  Company's first  dental  laser.  He has been  Chairman of the Board of the Company  since  January
1990.  Dr.  Myers has been a  practicing  ophthalmologist  for more than 20 years and is the founder and director of the Michigan Eyecare Institute.

Ben J. Gallant..............................................................................65          1996
Mr.  Gallant  was  appointed  President  and Chief  Operating  Officer of the Company in
September  1996 and Chief  Executive  Officer in November  1996. He became a director in
July 1996.  Mr. Gallant was a founder of Texas  Airsonics,  Inc.  ("Texas Air"),  served as a director and  chairman of the board since that  company's  inception  in 1982,  and was elected  president and chief  executive  officer in 1991. He is chiefly  responsible for the design and development of the Company's  KCP and industrial product lines.


                    INCUMBENT DIRECTORS- WITH TERMS EXPIRING IN 2001

                    Name, Principal, Occupation, Business Experience                                 Year First
               During the Last Five Years and Other Current Directorships                   Age    Became Director

Wayne A. Johnson, II........................................................................50          1996
Mr.  Johnson  currently  serves as advisor and legal counsel to Racer  Components,  Inc.
and  Automotive  Digital  Systems,  Inc.,  manufacturers  and  marketers  of  automotive performance  and  racing  products,  a  position  held since  January  1996.  He is also engaged  in the  private  practice  of law and is a  director,  secretary/treasurer  and legal  counsel for 4.0 Studio,  Inc, a company  involved in the  personal  conditioning, fitness and  nutrition  business,  which he  co-founded  in January  1997.  Mr.  Johnson acted as  President  and  director of 4.0 Studio,  Inc.  through  February,  1999.  From
August 1994 to December  1995,  Mr.  Johnson  served as a director and as vice president and general  counsel of Racer  Components,  Inc. and Automotive  Digital  Systems,  Inc.
Mr.  Johnson  served as a director of Texas Air from 1984 until its  acquisition  by the
Company in July 1996.

John  E. Vickers III........................................................................52          1996
Mr.  Vickers was appointed  Executive  Vice  President of the Company in August 1998. He
had been the Senior Vice  President - Operations of American  Dental since November 1996 and became a  director  in July  1996.  Mr.  Vickers  had  served as Texas  Air's  chief
financial  officer and  legal   counsel  since  June  1993  and  had  various  operating
responsibilities with Texas Air. From  December 1991  until September  1994, Mr. Vickers was of counsel to the law firm of Novak, Vickers and Burt and practiced law for  over 25 years.


                   INCUMBENT DIRECTORS - WITH TERMS EXPIRING IN 2000

                    Name, Principal, Occupation, Business Experience                                 Year First
               During the Last Five Years and Other Current Directorships                   Age    Became Director

WILLIAM  D. MARONEY.........................................................................61          1997
Mr.  Maroney is a private  investor.  From January 1987 to December  1996,  Mr.  Maroney
had been in private law  practice in New York,  New York.  Prior  thereto,  Mr.  Maroney was a senior  tax  counsel  for ITT  Corporation.  Mr.  Maroney  previously  served as a director of the Company  from May 1990 to May 1993.  Mr.  Maroney  was  re-appointed  to the Board in March 1997.

BERTRAND R. WILLIAMS, SR....................................................................70          1990
Mr.  Williams  has been the chief  executive  officer  of  Global  Focus  Marketing  and
Distribution   ("GFMD"),   since  February  1995.   GFMD  sells   specialized   clinical
laboratory  supplies  and  diagnostics,  research  and  industrial  equipment.  Prior to founding GFMD, Mr. Williams had been the chief executive
officer of Rupp & Bowman Company, a marketer of high technology medical equipment and diagnostics for more than 30 years. Since 1981, he has also been chairman of the board and chief executive officer of Immuno Concepts, Inc., a manufacturer of immuno-diagnostic and virology products in Sacramento,
California. In June 1994, Rupp & Bowman Company commenced bankruptcy proceedings pursuant to Chapter 11 of the federal Bankruptcy Code to reorganize its business. In February 1995, that action, which is still pending in the United
States Bankruptcy Court in Dallas, Texas, was converted to a proceeding under
Chapter 7 of the federal Bankruptcy Code.

CHARLES A. NICHOLS..........................................................................74          1996
Mr.  Nichols is a pharmacist  by  profession  at  Southside  Pharmacy,  Inc.,  in Corpus
Christi,  Texas,  where he has been the  President  since 1954.  Mr.  Nichols was one of the  founders of Texas Air and served as a director  from that  company's  inception  in
1982 until its  acquisition  by the Company in July 1996.  He also  served as  treasurer for Texas Air from 1989 to 1996.




              CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During 1998, there were four Board meetings held. Each director attended 75% or more of the total number of meetings of the Board and committees of which he was a member in 1998.

         The Company's Board has a Compensation Committee and an Audit Committee. The members of each committee serve without additional compensation. The Company's Board does not have a nominating committee or a committee serving a similar function.

         The Compensation Committee did not meet in 1998. The current members of the Compensation Committee, neither of whom are employees of the Company, are Wayne A. Johnson, II and Bertrand R. Williams, Sr. The functions of this Committee are to establish and administer the Company's executive compensation plans and the compensation of executive management.

         The Audit Committee of the Board held one meeting during 1998. The current members of the Audit Committee, neither of whom are employees of the Company, are Charles A. Nichols, Wayne A. Johnson II and William D. Maroney. The functions of the Audit Committee include reviewing the adequacy of the Company's system of internal controls and accounting practices; reviewing the scope of the annual audit performed by the Company's independent auditors, Ernst & Young; and reviewing the Company's annual audited financial statements.

                             EXECUTIVE COMPENSATION
SUMMARY

       The following table provides a summary of compensation paid or accrued by the Company and its subsidiaries during 1998, 1997 and 1996 to or on behalf of the Company's Chief Executive Officer and each of the other executive officers, as of December 31, 1998 who earned in excess of $100,000 in 1998 (the "Named Officers").

Summary Compensation Table
--------------------------                                                            Long Term
                                                                                 Compensation Awards
                                                Annual   Compensation          ----------------------      All Other
Name and                                        ---------------------          Securities Underlying      Compensation
Principal Position                    Year       Salary($)      Bonus($)           Option/SARs (#)           ($) (a)
----------------------------------------------------------------------------------------------------------------------
Ben J. Gallant(b)                     1998       225,000          30,000                   --              5,684
Chief Executive Officer, Chief        1997       225,000          27,750               75,000              5,684
Operating Officer and President       1996       181,250(b)           --                   --             53,750

Terry D. Myers                        1998       150,000          15,000                   --                500
Vice President - Research &           1997       150,000          18,500               50,000                 --
Clinical                              1996       120,004              --               15,000                 --

John E. Vickers III(b)                1998       150,000          25,000                   --                500
Executive Vice President              1997       145,000          18,500               50,000                500
                                      1996       108,000(c)           --                   --                 --

Diane M. Miller                       1998       110,000          15,000                   --                500
Chief Financial Officer               1997       112,500          13,875               37,500                500
                                      1996       100,000              --               25,000                 --

William S. Parker                     1998       110,800          20,000                   --                500
Senior Vice President - Dental        1997       108,508          13,875               37,500                500
                                      1996        87,102              --               12,500                 --

-----------------------
(a) Includes $500 401(k) contribution matching and, with respect to Mr. Gallant, $5,184 for life insurance premiums, paid during 1998.

(b) Includes $87,500 received as president of Texas Air through July 31, 1996 paid by Texas Air.

(c) Includes $63,000 received as chief financial officer of Texas Air through July 31, 1996 paid by Texas Air.

OPTION GRANTS

       There were no stock options granted under the Company's Stock Option Plans during 1998 to the Named Officers.

OPTION HOLDINGS

       The following table provides information with respect to the unexercised options held as of the end of 1998 by the Named Officers. The Named Officers did not exercise any options during 1998.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                               Number of Unexercised                   Value of Unexercised
                                               Options/SARs at Fiscal               In-the-Money Options/SARs
                 Name                               Year End (#)                    At Fiscal Year End ($)(a)
--------------------------------------------------------------------------------------------------------------------
                                        Exercisable         Unexercisable        Exercisable      Unexercisable
                                        -----------         -------------        -----------      -------------
Ben J. Gallant                           15,000              60,000                   -0-             -0-
Terry D. Myers                           59,999              40,000                6,330              -0-
John E. Vickers III                      10,000              40,000                   -0-             -0-
Diane M. Miller                          67,500              30,000                6,330              -0-
William S. Parker                        31,250              30,000                4,220              -0-

-----------------------
(a) Value was determined by multiplying the number of shares subject to an option by the difference between the closing price of the Common Stock on December 31, 1998 on The Nasdaq National Market and the option exercise price.

EMPLOYMENT AGREEMENTS

       Effective August 1, 1996, the Company entered into an employment agreement with Ben J. Gallant, the Company's President, Chief Operating Officer and Chief Executive Officer. The employment agreement provides for an annual base salary of $225,000, maintenance of a life insurance policy, an automobile allowance and the right to such benefits under the Company's employee benefit plans as are available to executive management. The employment agreement has a term of three years, but may be terminated at any time if Mr. Gallant commits a material criminal act, fraud, dishonesty, or malfeasance with respect to the Company or his employment. In the event (i) his employment is terminated without cause, (ii) his duties as the President and Chief Executive Officer are materially changed, or (iii) the Company liquidates, dissolves, merges with, or transfers substantially all of its assets to a company which does not assume the Company's obligations under the employment agreement, Mr. Gallant will continue to be entitled to his base salary and health coverage through the end of the term. Mr. Gallant has agreed not to compete with the Company during his employment and for one year after termination.


COMPENSATION OF DIRECTORS

       Directors who are not officers or employees of the Company are entitled to a fee of $500 for each Board meeting attended. In addition, such directors receive an annual option grant to purchase 312 shares of Common Stock at an exercise price equal to the market value per share on the date of grant. Such options become exercisable in equal annual installments over four years as long as the optionee remains a director and expire ten years after the date of grant.


COMPENSATION COMMITTEE REPORT

         The Compensation Committee, comprised of directors who are not employees of the Company, periodically reviews and makes recommendations to the Board of Directors regarding executive compensation. It is the philosophy of the Committee that the executive compensation program should allow the Company to attract, maintain and motivate quality management personnel by offering and maintaining a competitive compensation package with an appropriate relationship between executive pay and the creation and maintenance of shareholder value. In practice, the Committee's review and evaluation of compensation is general and subjective, although consistent in approach with the stated philosophy and the policies discussed in "Base Salary", "Bonus Compensation", "Stock Options" and "The Chief Executive Officer's 1998 Compensation" below. The current members of the Compensation Committee are Wayne A. Johnson, II and Bertrand R. Williams, Sr. The key elements of the Company's current program include a base salary, bonus compensation linked to the Company's financial performance and equity participation through stock options.

         The Compensation Committee believes that its philosophy, policies and practices assist the Company in meeting its short-term and long-term business objectives and appropriately relate executive compensation to the Company's performance.

         During 1998, the Compensation Committee made no recommendations for executive compensation changes, bonuses or stock options. In early 1999, the Compensation Committee made bonus recommendations related to the 1998 financial performance of the Company. This was in keeping with the Committee's policy to review such matters on a periodic, rather than a routine, annual basis.


         Base Salary

         The Compensation Committee's policy with respect to salaries is to establish base compensation levels for executives, which are competitive in relation to other public companies of similar size and nature. The Compensation Committee will also take into consideration the executive's responsibilities, experience level, and individual performance. Salaries are reviewed periodically and are adjusted based on the recommendation of management.

         Bonus Compensation

         The Company does not have a formal bonus plan. Bonuses are considered by the Committee periodically based upon individual and Company performance, with application of the philosophy and policies of the Committee.

         Stock Options

         The Compensation Committee may grant stock options, restricted stock or performance shares to employees of the Company, including executive officers. Option grants become exercisable over a period of time and generally have an exercise price equal to the fair market value of the Common Stock on the grant date, creating long-term incentives to enhance the value of the Company's Common Stock. Generally, the Compensation Committee considers grants to executive officers and key managers on a periodic basis. The size and type of grants are determined based upon management's recommendation and are generally a function of the position held by an executive and the expected contribution to the Company's future growth and profitability.

         The Chief Executive Officer's 1998 Compensation

         The Chief Executive Officer's Compensation during 1998 was fixed by a negotiated employment contract entered into in August 1, 1996, expiring July 31, 1999. The Compensation Committee believes Mr. Gallant's base salary of $225,000 in 1998 was comparable to that of other Chief Executive Officers in other public companies of similar size and nature. In early 1999, the Compensation Committee recommended a bonus of $30,000 for Mr. Gallant based upon his individual efforts, which the Committee deemed to be of significant importance in the achievement of targeted Company earnings, excluding non-recurring items.


         Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to the Company's Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m).

         The Compensation Committee does not believe that the components of the Company's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility and has concluded that no action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.


COMPENSATION COMMITTEE:

    WAYNE A. JOHNSON II
    BERTRAND R. WILLIAMS, SR.




STOCK PERFORMANCE GRAPH

       The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period beginning December 31, 1993 and ending on December 31, 1998 with the Standard and Poor's 500 Stock Index (the "S&P 500") and a published industry index (the "MG Group") comprised of over 100 companies in the medical instruments business. The graph assumes that the value of the investment in the Common Stock, the S&P 500, and the MG Group index was $100 on December 31, 1993 and that all dividends were reinvested.



                                    [GRAPH]

                                            1993         1994       1995       1996       1997       1998
                                            ----         ----       ----       ----       ----       ----
American Dental Technologies, Inc.          100         21.62      29.73      64.86     55.07      39.86
MG Group Index                              100        108.35     177.17     188.84    215.14     279.00
S&P 500 Index                               100        101.32     139.40     171.41    228.59     293.92

                              CERTAIN TRANSACTIONS




       The Company had accounts receivable from Denics Co., Ltd. ("Denics"), a 5% owner, of $1,143,475 at December 31, 1998. In February 1998, the Company agreed to convert $500,000 of outstanding accounts receivable from Denics, which was the largest amount outstanding during 1998, to a note receivable with interest payable at 10.5% due in September 1998. In August 1998, the Company agreed to modify the repayment terms of the note receivable to $200,000 due August 31, 1998 and five monthly installments of $60,000 commencing in April 1999. The Company realized $3,465,819 during 1998, from the sale of KCP units, lasers and related parts to Denics.



                          ACCOUNTANTS' REPRESENTATIVES

       The accounting firm of Ernst & Young, LLP has acted as independent accountants to audit the financial statements of the Company and its consolidated subsidiaries since 1989. The Audit Committee has not yet completed its evaluation of the 1998 audit process. As a result, the selection of the independent accountants to audit the financial statements of the Company for 1999 will be made by the Board of Directors at a later date. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based solely upon a review of Forms 3, 4, 5 and amendments thereto and written representations furnished to the Company, except as indicated below, the Company's officers, directors, ten percent owners and other reporting persons timely filed all required reports for 1998 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Since the beginning of 1998, Dr. Terry Myers, Vice President - Research & Clinical, filed one late Form 4 and one late Form 5 reporting a total of eight transactions by his wife. In 1999, William Graham, Vice-President - Sales, filed a late Form 3.


                              STOCKHOLDER PROPOSALS

       Any stockholder proposal intended to be presented at the next annual meeting of stockholders must be received by the Company no later than January 1, 2000 in order to be considered for inclusion in the Company's proxy materials for such meeting.


                                           By Order of the Board of Directors,




                                           John E. Vickers III, Secretary

Southfield, Michigan
April 30, 1999

                       AMERICAN DENTAL TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF AMERICAN DENTAL TECHNOLOGIES, INC.

I (we) hereby constitute and appoint Ben J. Gallant and John E. Vickers, III, and each of them, attorneys, agents and proxies with power of substitution to vote all of the shares of common stock of American Dental Technologies, Inc. ("American Dental") that I am (we are) entitled to vote at the Annual Meeting of Stockholders of American Dental, to be held at the Skyline Club, Mackinac Room, 2000 Town Center, Southfield, Michigan, on June 4, 1999 at 10:00 a.m., local time, and at any adjournments thereof, upon all matters set forth on the reverse side of this card, all of which are being proposed by American Dental.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE WITH RESPECT TO A NOMINEE OR A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH NOMINEE OR PROPOSAL.

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting, if any.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders, the 1999 Proxy Statement dated April 30, 1999 and the 1998 Annual Report to Stockholders and ratify all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.


HAS YOUR ADDRESS CHANGED?                            DO YOU HAVE ANY COMMENTS?


----------------------------                      ------------------------------

----------------------------                      ------------------------------

----------------------------                      ------------------------------

                                      PROXY


[X] PLEASE MARK CHOICE AS IN THIS EXAMPLE         UNLESS AUTHORITY IS WITHHELD,
                                                  THIS PROXY WILL BE  VOTED  FOR
                                                  THE  ELECTION  OF THE
                                                  NOMINEES NAMED BELOW.

1) Election of directors:


Ben J. Gallant                                    [ ]                [ ]
                                                  For              Withheld


William D. Myers, M. D.                           [ ]                [ ]
                                                  For              Withheld




                                     -------------------
                                     Date:              Mark box at right if [ ]
Please be sure to sign and date this                    comments or address
proxy card.                                             change has been noted on
                                                        the reverse side of this
                                                        card.
--------------------------------------------------------
                                                        Note: Please sign
                                                        exactly as name(s)
                                                        appear(s) on stock
                                                        records. When signing as
                                                        attorney, administrator,
                                                        trustee, guardian,
                                                        administrator or
                                                        corporate officer,
                                                        please so indicate.


--------------------------------------------------------
Stockholder sign above               Co-owner sign above




--------------------------------------------------------------------------------

                       AMERICAN DENTAL TECHNOLOGIES, INC.


Dear Stockholder:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly urged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Stockholders Meeting which will be held on June 4, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



American Dental Technologies, Inc.